Exhibit 99.1

FOR IMMEDIATE RELEASE

New York REIT Appoints Michael Happel as Chief Executive Officer;

William M. Kahane Named Executive Chairman of the Board

NEW YORK, Dec. 30, 2014 –New York REIT, Inc. (NYSE: NYRT) (“NYRT” or the “Company”), a publicly traded real estate investment trust (“REIT”), announced today that its Board of Directors has appointed Michael Happel, the Company’s President, to the role of Chief Executive Officer, effective immediately.

Mr. Happel succeeds Nicholas S. Schorsch, who has notified the Board of his decision to step down from his position as Chairman of the Board and Chief Executive Officer of NYRT. The Company also announced that William M. Kahane has been elected as Executive Chairman of the Board, effective immediately.

As a result of these changes, the NYRT Board of Directors now comprises four directors, three of whom are independent, and all of whom bring to the Company significant industry, senior leadership and corporate governance experience. Moreover, these changes further demonstrate the continuing effort by NYRT to enhance its corporate governance practices and advance the interests of all of its shareholders. The Company will continue to consider the appointment of additional independent directors to its Board of Directors.

“I am honored to be appointed CEO of NYRT, and I wish to thank Nick for his leadership, vision and tireless dedication to NYRT,” commented Mr. Happel. “As a proven industry leader and innovator, Nick has been instrumental in the firm’s tremendous success since the Company’s inception, offering invaluable insights and unparalleled business expertise to position NYRT as a leader in the New York City commercial real estate market.”

Mr. Happel continued, “Furthermore, I am pleased to be joined by Bill, as Executive Chairman of our Board, with whom I have worked beginning in 1988 at Morgan Stanley. Supported by a highly skilled executive leadership team, NYRT will continue to strive to capitalize on growth opportunities to further solidify the Company’s leading platform, and to unlock the significant value-creation potential in the New York City market. I am excited to build on NYRT’s track record of excellence and growth.”

“Under Michael’s leadership, I firmly believe the Company will further capitalize on the extraordinary opportunities ahead of us,” said Mr. Kahane. “Michael is an industry veteran with over 25 years of experience investing in real estate, and I am confident that his expertise will be invaluable as we continue to execute on our strategic initiatives. In my new role as Executive Chairman, I look forward to working with Michael and the entire management team to solidify NYRT’s position as a leading New York City-focused REIT. This transition is part of our overall effort to enhance our corporate governance practices, increase transparency, reduce complexity and mitigate potential conflicts of interest among related parties. The Board remains confident in our management team and its ability to deliver value to all shareholders.”

“On behalf of the entire Company and Board, I would also like to express our deepest appreciation and gratitude to Nick for all that he has done for NYRT,” said P. Sue Perrotty, Independent Director, NYRT. “As a true industry pioneer and visionary, Nick has been instrumental to NYRT’s success, offering NYRT a truly unique vision and thoughtful, decisive strategy. His unwavering integrity, commitment to investors and uncompromising focus has been central to the Company’s success, strategically positioning the Company to capitalize on the significant, attractive investment opportunities in the New York City commercial real estate market. With NYRT’s experienced management team and investor-dedicated Board, the Company is committed to driving growth to the benefit of all stakeholders.”

About Michael Happel

Michael Happel serves as the President of New York REIT, and previously served as Executive Vice President, Chief Investment Officer and observer to the board of directors for its non-listed predecessor, New York Recovery REIT, Inc. Mr. Happel has over 25 years of experience investing in real estate, including office retail, multifamily, industrial, and hotel properties, as well as real estate companies.

From 1988 to 2002, he worked at Morgan Stanley & Co., specializing in real estate and becoming co-head of acquisitions for the Morgan Stanley Real Estate Funds, or MSREF, in 1994.While at MSREF, he was involved in acquiring over $10 billion of real estate and related assets in MSREF I and MSREF II. In 2002, Mr. Happel left Morgan Stanley & Co. to join Westbrook Partners, a large real estate private equity firm with over $5 billion of real estate assets under management at the time. From October 2004 to May 2009, he served at Atticus Capital, a multi-billion dollar hedge fund, as the head of real estate with responsibility for investing primarily in REITs and other publicly traded real estate securities. Mr. Happel received a B.A. in economics from Duke University and a J.D. from Harvard Law School.

About William M. Kahane

Mr. Kahane served as Chief Executive Officer and President of American Realty Capital Trust, a publicly traded net lease REIT he co-founded in 2007 and listed on the NASDAQ in March 2012. In January 2013, ARCT completed its merger with Realty Income (NYSE: O). Prior to ARCT listing its shares, he served as President and Chief Operating Officer of ARCT, focusing on the construction, capitalization and management of the Company's real estate portfolio.

Mr. Kahane has held COO and board positions for a number of the publicly registered, non-traded investments currently sponsored by AR Capital, where he is a managing member. Mr. Kahane has been active in the structuring and financial management of commercial real estate investments for over 35 years. He began his career in 1974 as a real estate lawyer, practicing in both the public and private sectors. From 1981 to 1992, Mr. Kahane was in the investment banking department of Morgan Stanley, specializing in real estate; he became a managing director in 1989. From 1997 until 2005, Mr. Kahane was on the Board of Directors of Catellus Development Corp (NYSE: CDX), serving as non-executive chairman from 1999 to 2001. From 2003 to 2006, Mr. Kahane was a trustee at American Financial Realty Trust (“AFRT”), during which time he served as Chairman of the Finance Committee of AFRT’s Board of Trustees. Mr. Kahane also serves as a member of the investment committee at Aetos Capital Asia Advisors, a $3 billion series of opportunistic funds targeting assets primarily in Japan and China; he has done so since 2008. Mr. Kahane received a B.A. from Occidental College, a J.D. from the University of California Los Angeles Law School, and an MBA from Stanford University’s Graduate School of Business, where he was a Mason Smith Fellow and received a Japan Foundation Grant. Mr. Kahane serves as a member of the Board of Trustees of Temple Emanu-El in New York City.

About NYRT

NYRT is a publicly traded corporation listed on the NYSE and is a New York City focused REIT that acquires income-producing commercial real estate, including office and retail properties, in New York City. Additional information about NYRT can be found on its website at www.nyrt.com. NYRT may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “will,” “should,” “may,” “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of NYRT's Annual Report on Form 10-K filed on February 28, 2014. Further, forward-looking statements speak only as of the date they are made, and NYRT undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Anthony J. DeFazio DDCworks tdefazio@ddcworks.com (484) 342-3600	Andrew G. Backman Managing Director Investor Relations and Public Relations ABackman@rcscapital.com (917) 475-2135	Gregory W. Sullivan Chief Financial Officer & Chief Operating Officer New York REIT, Inc. gsullivan@nyrt.com (212) 415-6500